UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2006

VOICE DIARY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(954) 975-9601
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by Voice Diary Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 22, 2006, the Registrant announced the appointment of Mr. Wang, Jiguang to the position of President and Director of the Registrant was approved by the Board of Directors, effective immediately.

Mr. Wang, Jiguang is 33 years old. In 2001, Mr. Wang received a Bachelor of Arts in architecture from Chong Qing Logistics Engineering University. Mr. Wang has extensive investment experience in real estate, commercial operations and merchandise trading. In 1998, Mr. Wang incorporated a real estate company and also a property management company in Sui Ning City, Si Chuan Province, P. R. China. In the past five years, Mr. Wang has been the president and general manager of these two companies and has made rapid progress developing new markets and new business projects. As a result of Mr. Wang's strong management skills both companies are currently reporting record profits.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Wang had or is to have a direct or indirect material interest.

On August 22, 2006, Mr. Arie Hinkis resigned as President, Chief Financial Officer and Director of the Registrant.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Voice Diary Inc.

DATED: August 22, 2006	By:	/s/ Arie Hinkis
Arie Hinkis President

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